abrdn ETFs 485BPOS

Exhibit 99.(h)(15)

SECOND AMENDMENT

TO

SUB-ADVISORY AGREEMENT

This SECOND AMENDMENT (this “Second Amendment”) to that certain Sub-Advisory Agreement dated April 27, 2018, as amended (the “Agreement”), between abrdn ETFs Advisors LLC, formerly Aberdeen Standard Investments ETFs Advisors LLC and ETF Securities Advisors LLC (the “Adviser”), and Vident Investment Advisory, LLC (the “Sub-Adviser”), with respect to each series of abrdn ETFs, formerly Aberdeen Standard Investments ETFs and ETFS Trust (the “Trust”), identified on Schedule A to the Agreement (each, a “Fund” and collectively, the “Funds”), is made and entered into by the foregoing parties as of March 1, 2022. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement in order to reflect a change in the sub-advisory fee schedule for the abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF; and

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement in order to reflect a name change of the Adviser effective as of March 1, 2022;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Schedule B. Effective as of March 1, 2022, Schedule B to the Agreement is hereby deleted in its entirety and replaced as set forth in Appendix 1 attached hereto.

2.	Name of the Adviser. Effective as of March 1, 2022, all references in the Agreement to “Aberdeen Standard Investments ETFs Advisors LLC ” are hereby replaced with “abrdn ETFs Advisors LLC.”

3.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

4.	Counterparts. This Second Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Second Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

5.	Governing Law. This Second Amendment shall be governed by and construed to be in accordance with the laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). In the case of any conflict, the 1940 Act shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment by their duly authorized representatives as of the day and year set forth above.

ADVISER:	SUB-ADVISER:
abrdn ETFs Advisors LLC	Vident Investment Advisory, LLC

By abrdn Inc., its sole member

By:	/s/ Lucia Sitar	By:	/s/ Amrita Nandakumar

Name:	Lucia Sitar	Name:	Amrita Nandakumar

Title:	Vice President	Title:	President

[Signature Page to Second Amendment to Sub-Advisory Agreement]

Appendix 1 to Second Amendment

Schedule B dated March 1, 2022
to the
Sub-Advisory Agreement

Dated as of April 27, 2018
between
abrdn ETFs Advisors LLC

and
Vident Investment Advisory, LLC

Sub-Advisory Fee. Pursuant to Section 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate based on a percentage of the average daily net assets of each Fund as set forth below and subject to the minimum annual fee as set forth below:

	Rate	Minimum Annual Fee
abrdn Bloomberg All Commodity Strategy K-1 Free ETF	0.04%	$18,000
abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF	0.04%	$18,000
abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF	0.055% on first $250 million 0.045% on next $250 million 0.04% on assets over $500 million	$18,000

Agreed and Accepted:

ADVISER:	SUB-ADVISER:
abrdn ETFs Advisors LLC	Vident Investment Advisory, LLC

By abrdn Inc., its sole member

By:	/s/ Lucia Sitar	By:	/s/ Amrita Nandakumar

Name:	Lucia Sitar	Name:	Amrita Nandakumar

Title:	Vice President	Title:	President

Date:	March 1, 2022	Date:	March 1, 2022

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